SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 9, 2021

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3075 LOYALTY CIRCLE
COLUMBUS, OH 43219
(Address and Zip Code of Principal Executive Offices)

(614) 729-4000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ADS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On July 9, 2021, Alliance Data Systems Corporation, as the borrower (the “Company”), and certain of the Company’s subsidiaries entered into a Seventh Amendment to Amended and Restated Credit Agreement with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and the lenders party thereto (the “Seventh Amendment”), which amended the Amended and Restated Credit Agreement dated as of June 14, 2017, among the Company, certain of the Company’s subsidiaries, as guarantors, Wells Fargo and the other lenders party thereto (including Wells Fargo, the “Lenders”) (as amended, supplemented or otherwise modified prior to the Seventh Amendment, the “Credit Agreement” and as further amended by the Seventh Amendment, the “Amended Credit Agreement”). The Seventh Amendment, among other things, (i) provides consent by the Lenders to the spin-off or sale of the Company’s LoyaltyOne business in one or more transactions (each such spin-off or sale, a “LoyaltyOne Divestiture”) and certain related transactions, (ii) extends the maturity date of the revolving loans and approximately 86% of the term loans under the Credit Agreement from December 31, 2022 to July 1, 2024, (iii) revises the interest rates and commitment fees to be charged in connection with the loans and the method of determining each, (iv) modifies the financial and operational covenants and certain other provisions in the Credit Agreement to reflect the Company’s business and operations after giving effect to the LoyaltyOne Divestitures, (v) requires a prepayment of certain of the loans in an amount equal to the net proceeds from the LoyaltyOne Divestitures, including any net proceeds from debt that is distributed to the Company and (vi) adds Lon Inc. and Lon Operations LLC as additional guarantors.

Borrowings under the Amended Credit Agreement bear interest at a per annum rate that is equal to a base rate (which is equal to the highest of the prime rate, the Federal Funds effective rate plus 0.50%, and 1-month LIBOR plus 1.0%) or LIBOR, in each case plus the applicable margin. After giving effect to the Seventh Amendment, (i) the applicable margin ranges from 0.375% to 1.000% per annum in the case of the alternate base rate, and from 1.375% to 2.000% per annum in the case of LIBOR, in each case based on the pricing level, and (ii) the commitment fee ranges from 0.200% to 0.350% per annum on the daily average unused revolving credit commitments, based on the pricing level. The pricing level depends on the ratio of (a) the Consolidated Tangible Net Worth (as defined in the Amended Credit Agreement) to (b) the Consolidated Total Assets (as defined in the Amended Credit Agreement) minus the sum of intangible assets (net) and goodwill.

The description of the Seventh Amendment herein is qualified in its entirety by reference to the full text of such Seventh Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10.1
Seventh Amendment to Amended and Restated Credit Agreement, dated as of July 9, 2021, by and among Alliance Data Systems Corporation, certain of its subsidiaries as guarantors, Wells Fargo Bank, National Association, as administrative agent, and various other agents and lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: July 14, 2021	By:	/s/ Joseph L. Motes III
Joseph L. Motes III
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary